Exhibit 10.5

RESTRICTED STOCK UNIT AGREEMENT

                                RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) by and between Safety-Kleen HoldCo., Inc. (the “Company”) and [              ] (the “Grantee”), dated as of                    (the “Date of Grant”).

1.                                       Definitions.  Capitalized terms which are not defined herein shall have the meaning set forth in the Safety-Kleen Equity Plan (the “Plan”).

2.                                       Grant of Restricted Stock Units.  The Company hereby grants to the Grantee, pursuant to the Plan,                      restricted stock units (the “Restricted Stock Units”).

3.                                       Vesting of Restricted Stock Units.  Subject to the provisions of this Agreement and the Plan and the Grantee’s continued employment or service with the Company on the applicable vesting dates, the Restricted Stock Units shall become vested and exercisable in four equal increments on each of the first four anniversaries of December 24, 2003.

4.                                       Rights and Obligations Upon Termination of Employment or Service.

(a)                                  If the Grantee’s employment or service with the Company is terminated for Cause, the Grantee’s unvested Restricted Stock Units shall immediately terminate.

(b)                                 If the Grantee’s employment or service with the Company terminates by reason of the Grantee’s death or Disability, then a pro-rata amount of the portion of the Restricted Stock Units scheduled to vest in the year in which the termination occurs (based upon the amount of service of the Grantee in such vesting year) shall vest upon such termination and the unvested portion of the Restricted Stock Units shall terminate upon such termination.

(c)                                  If the Grantee’s employment or service with the Company is terminated by the Company other than for Cause, then a pro-rata amount of the portion of the Restricted Stock Units scheduled to vest in the year in which the termination occurs (based upon the amount of service of the Grantee in such vesting year) shall vest upon such termination and the remaining unvested portion of the Restricted Stock Units shall immediately terminate upon such termination.

(d)                                 If the Grantee ‘s employment or service with the Company  is terminated  by the Optionee, then the unvested portion of the Restricted Stock Units shall immediately terminate upon such termination

5.                                       Payment of Restricted Stock Units.  Unless otherwise provided pursuant to a deferral agreement between Grantee and the Company entered into pursuant to the authority of Section 11 of the Plan, no later than twenty business days after each vesting date (or, in the case of a termination of employment due to the Grantee’s death or Disability or termination of the Grantee’s employment or service by the Company other than for Cause, no later than twenty business days after the date of Grantee’s death, Disability or termination, as the case may be), the Company shall deliver to the Grantee (or to the Grantee’s designated beneficiary) a number of Shares equal to the number of Restricted Stock Units which vested on such date.

6.                                       Nontransferability of Restricted Stock Units; Conditions to Transfer of Shares Acquired Pursuant to Restricted Stock Units.  Without limiting the provisions of the Plan and except as otherwise determined by the Committee, the Restricted Stock Units shall not be assignable or transferable otherwise than by a duly executed and attested will or by the laws of descent and distribution.  As a condition precedent to the transfer of any Shares acquired pursuant to the Restricted Stock Units at any time prior to a Public Offering, the Grantee shall obtain and provide to the Company the prior written agreement (in a form satisfactory to the Committee) of any proposed transferee to the applicability of the provisions of this Agreement, including Sections 6, 7 and 8 of this Agreement to such transferee in the same manner as such provisions would apply to the Grantee.  Any purported transfer in violation of this Section 6 shall be void ab initio and of no force or effect.

7.                                       Call Rights.

(a)                                  Call Right.  Upon and following the occurrence of any event described in this Section 7(a) prior to a Public Offering, the Company shall have the right to purchase (the “Call Right”), in its sole discretion, any or all of the Shares then held or thereafter acquired by the Grantee pursuant to Restricted Stock Units under the terms and conditions set forth in Section 8 hereof (including Restricted Stock Units which have been deferred pursuant to the Company’s Deferred Compensation Plan).  The events which cause the Call Right to arise are:

(i)                                     termination of the Grantee’s employment or service with the Company by the Company for Cause; and

(ii)                                  termination of the Grantee’s employment or service for any reason other than Cause.

(b)                                 Notwithstanding the foregoing, there shall be no Call Rights with respect to Shares acquired pursuant to the Restricted Stock Units following a Public Offering.

8.                                       Terms and Conditions Applicable to Exercise of Call Rights.

(a)                                  Price.  The Purchase Price per Share with respect to Shares purchased by the Company in connection with the exercise of a Call Right shall be the

Fair Market Value of such Share on the date upon which the right is exercised.

(b)                                 Other Restrictions.  Notwithstanding anything to the contrary contained herein, all repurchases of and payments for the Shares by the Company shall be subject to applicable legal restrictions and any restrictions in the Company’s and its affiliates’ debt and equity financing agreements.  If any such restrictions prohibit the repurchase of or payment for the Shares hereunder, the Company shall make such repurchases or payments as soon as it is permitted to do so under such restrictions.

(c)                                  Other Terms and Conditions.  Exercise of the Call Right shall be effected by written notice in accordance with the provisions of Section 9.  Notices of the exercise of a Call Right shall be irrevocable and shall specify the number of Shares to be purchased.  Subject to delivery of the applicable certificates, settlement of the Call Right shall occur on a date determined by the Company within thirty (30) days of the Company’s receipt or delivery of notice of exercise, as applicable (or, in the event of an extension of the time period for the Company to comply with its obligations in accordance with Section 8(b), within thirty (30) days of the end of the extension period), and shall be made in cash or by wire transfer or certified check.  The Company shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the Grantee or his transferees regarding any repurchase hereunder and to receive such other evidence as may reasonably be necessary to effect the repurchase of the Shares hereunder.

9.                                       Notices.  All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party, by confirmed facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Grantee:

To the address on file with the Company

If to the Company:

5400 Legacy Drive

Cluster 2, Building 3

Plano, Texas 75024

Attn: General Counsel

Either party may furnish to the other in writing a substitute address and phone and fax numbers for delivery of notice in accordance with Section 9.  Notices and communications shall be effective when actually received by the addressee.

10.                                 Incorporation of Plan; Acknowledgment.  The Plan is hereby incorporated herein by reference and made a part hereof, and the Restricted Stock Units and this Agreement are subject to all terms and conditions of the Plan.  In the event of any inconsistency between the Plan and this Agreement, the provisions of the Plan shall govern.  By signing this Agreement, the Grantee acknowledges having received and read a copy of the Plan.  This Agreement and the Plan embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11.                                 Adjustment.  The Restricted Stock Units shall be subject to adjustment as provided in Section 5 of the Plan.

12.                                 Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

13.                                 Amendment and Termination.  Rights and obligations under this Agreement shall not be adversely altered or impaired by termination or amendment of the Plan, except with the consent of the Grantee.

14.                                 Representations.

(a)                                  The Grantee hereby represents and warrants that, upon vesting of the Restricted Stock Units, the Grantee will be acquiring Shares for investment solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof.  The Grantee agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Shares, or solicit any offers to purchase or otherwise acquire or take a pledge of any Shares, unless (i) such offer, transfer, sale, assignment, pledge, hypothecation or other disposition complies with (A) the provisions of the Plan and this Agreement and (B) the Securities Act or an exemption therefrom and (ii) the Grantee shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no registration under the Securities Act is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws.

(b)                                 The Grantee acknowledges and represents that he has been advised by the Company that (i) the offer and sale of the Shares have not been registered under the Securities Act; (ii) the Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Shares unless the offer and sale of such Shares is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; (iii) there is no established market for the Shares and there may not be any public market for the Shares in the foreseeable future; (iv) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of the Company, and the Company has made no covenant to make such Rule available; (v) when and if the Shares may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule; (vi) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act; (vii) a restrictive legend with respect to the foregoing shall be placed on the certificates representing the Shares, as well as a restrictive legend to the effect of Section 14(a) above; and (viii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to the Company’s transfer agent with respect to the Shares.

15.                                 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth first above.

Safety-Kleen HoldCo., Inc.
(“Company”)

Frederick J. Florjancic, Jr.
Chief Executive Officer & President

[ ] (“Grantee”)